UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 13, 2007
         ---------------------------------------------------------------



                          ONE LIBERTY PROPERTIES, INC.
                          ----------------------------
                (Exact name of Registrant as specified in charter)



         Maryland                  001-09279                 13-3147497
         --------------------------------------------------------------
        (State or other       (Commission file No.)        (IRS Employer
        jurisdiction of                                        I.D. No.)
        incorporation)


           60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
           ----------------------------------------------------------
           (Address of principal executive offices)         (Zip code)

                                 516-466-3100
               ---------------------------------------------------
               Registrant's telephone number, including area code

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

================================================================================

Item 9.01         Financial Statements and Exhibits.

On March 13, 2007, the registrant issued a press release announcing its results of operations for the year and quarter ended December 31, 2006. The press release is annexed as an exhibit to this Form 8-K.

         (a) Financial Statements of Businesses Acquired. Not applicable.

         (b) Pro Forma Financial Information. Not applicable.

         (c) Shell Company Transactions. Not applicable.

         (d) Exhibits.

             99.1 Press release issued March 13, 2007 regarding registrant's earnings for the year and quarter ended December 31, 2006.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ONE LIBERTY PROPERTIES, INC.


Date:     March 13, 2007                     By: /s/ Simeon Brinberg
                                                 -------------------
                                             Simeon Brinberg
                                             Senior Vice President

                                                                    Exhibit 99.1
                          ONE LIBERTY PROPERTIES, INC.
                         60 CUTTER MILL ROAD - SUITE 303
                              GREAT NECK, NY 11021
                             Telephone 516-466-3100
                             Telecopier 516-466-3132
                          www.onelibertyproperties.com

             ONE LIBERTY PROPERTIES ANNOUNCES RESULTS OF OPERATIONS
                FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2006

Great Neck, New York - March 13, 2007 - One Liberty Properties, Inc. (NYSE -
OLP) today reported its results of operations for the year and three months ended December 31, 2006. During the year, a major sale transaction by joint ventures in which the company has a 50% interest, and the sale by the company of a similar property, resulted in substantial gains, as reported below. The highlights of the 2006 year and the fourth quarter of 2006 are as follows:

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005
---------------------------------------------------------------------

o        Rental revenues increased by 22.5% to $33.4 million from $27.2 million.

o Net income increased by 71.2% to $36.4 million ($3.67 per diluted share) from $21.3 million ($2.16 per diluted share). Significantly benefiting net income in the current year is the company's share of the gain recognized by its movie theater joint ventures as a result of the sale of its movie theater portfolios and the gain relating to the sale of a company owned movie theater. The company's share of the gain on the joint ventures' sale in 2006 is $26.9 million ($2.71 per diluted share) and the gain on the sale of the company owned theater is $3.7 million ($.37 per diluted share).

o FFO for the current year was $13.7 million ($1.38 per diluted share), a decrease of 48.6% from FFO of $26.7 million ($2.71 per diluted share) in 2005. FFO for 2006 was negatively impacted by a $3.3 million loss ($.33 per diluted share) from the operations of our joint ventures which resulted primarily from mortgage prepayment premiums of $5.3 million ($.53 per diluted share), representing the company's share of the prepayment premiums paid by its movie theater joint ventures in connection with the sale of their movie theater portfolios. These prepayment premiums are considered as interest expense for accounting purposes on the books of the joint ventures and are not netted against the gain recognized on the sale. The inclusion in FFO in 2005 of the $10.2 million gain ($1.04 per diluted share) from the sale of air rights further affected the FFO comparison year versus year.

Quarter Ended December 31, 2006 Compared to Quarter Ended December 31, 2005
---------------------------------------------------------------------------

o        Rental revenues increased by 23% to $8.9 million from $7.2 million.

o Net income increased by 589% to $24.4 million ($2.46 per diluted share) from $3.5 million ($.36 per diluted share). Net income quarter versus quarter significantly benefited from the company's share of the gain on sale by the joint ventures of eight movie theater properties and the sale of a company owned theater in the 2006 fourth quarter. The company's share of the gain on the joint ventures' sale in the quarter is $23.6 million ($2.37 per diluted share) and the gain on the sale of the company owned theater is $3.7 million ($.37 per diluted share).

o FFO for the quarter decreased by 118% to a loss of $840,000 (a loss of $.08 per diluted share) from a profit of $4.8 million ($.48 per diluted share). The decrease is primarily due to the loss reported by our joint ventures, of which $5.2 million was the company's share of the prepayment premiums of $9.7 million paid in connection with the sale of the movie theater joint properties of which $4.9 million ($.49 per diluted share) is the company's share. The prepayment premiums are treated as interest expense for accounting purposes on the books of the joint ventures and are not netted against the gain recognized on the sale.

Discussion of Operating Results
-------------------------------

For the year ended December 31, 2006, the company reported rental revenues of $33.4 million and net income of $36.4 million or $3.67 per diluted share. Net income for 2006 gives effect to the company's loss in earnings of unconsolidated joint ventures of $3.3 million (a loss of $.33 per diluted share), a gain on the sale of nine movie theater properties by its unconsolidated joint ventures of $26.9 million ($2.71 per diluted share) and income from discontinued operations of $4.5 million ($.46 per diluted share), which includes $3.7 million ($.37 per diluted share) from the sale of a company owned theater. For the year ended December 31, 2005, One Liberty reported rental revenues of $27.2 million, and net income of $21.3 million or $2.16 per share on a diluted basis. Net income for 2005 includes the company's equity in earnings of unconsolidated joint ventures of $2.1 million ($.21 per diluted share), gain on the sale of air rights of $10.2 million ($1.04 per diluted share) and income from discontinued operations of $2.1 million ($.21 per diluted share).

For the quarter ended December 31, 2006, One Liberty reported rental revenues of $8.9 million, and net income of $24.4 million, or $2.46 per diluted share. Net income for the quarter ended December 31, 2006 gives effect to the company's loss in earnings of unconsolidated joint ventures of $5.2 million (a loss of $.52 per diluted share), a gain on the sale of eight movie theater properties by its unconsolidated joint ventures of $23.6 million ($2.37 per diluted share) and income from discontinued operations of $3.7 million ($.37 per diluted share) from the sale of a company owned theater. This compares with revenues of $7.2 million, net income of $3.5 million and net income per share on a diluted basis of $.36 for the quarter ended December 31, 2005. Net income for the quarter ended December 31, 2005 gives effect to the company's equity in earnings of unconsolidated joint ventures of $775,000 ($.08 per diluted share) and income from discontinued operations of $880,000 ($.09 per diluted share).

FFO for the year ended December 31, 2006 was $13.7 million, or $1.38 per share on a diluted basis, as compared to $26.7 million, or $2.71 per share on a diluted basis, for the year ended December 31, 2005. FFO for the three months ended December 31, 2006 shows a loss of $840,000, or a loss of $.08 per diluted share, as compared to $4.8 million, or $.48 per share on a diluted basis, for the three months ended December 31, 2005. FFO, calculated in accordance with the NAREIT definition, adds back to net income depreciation of properties, One Liberty's share of depreciation in unconsolidated joint ventures and amortization of capitalized leasing expenses, and deducts net gain on sale of real estate and gain on sale of real estate related to unconsolidated joint ventures. In accordance with the NAREIT definition, FFO for the year and quarter ended December 31, 2006 deducts $26.9 million ($2.71 per diluted share), and $23.6 million ($2.37 per diluted share), respectively, representing the Company's share of the gain recognized by its unconsolidated joint ventures relating to the sale of the nine and eight movie theater properties, respectively. Also, in accordance with the NAREIT definition, FFO for the year ended December 31, 2005 includes the $10.2 million ($1.04 per diluted share) recognized by the Company on the sale of air rights. FFO for 2006 were negatively impacted in the year and quarter ended December 31, 2006 by mortgage prepayment premiums of $5.3 million ($.53 per diluted share) and $4.9 million ($.49 per diluted share), respectively, paid in connection with the sales of the movie theater properties by our unconsolidated joint ventures. For accounting purposes, the mortgage prepayment premiums were considered interest expense on the books of the joint ventures and were not netted against the gain recognized on the sales.

Commenting on the results of operations, Fredric H. Gould, Chairman of the Board and Chief Executive Officer of One Liberty, stated that "the increase in rental revenues year over year and quarter over quarter was primarily due to our acquisition activities," noting that thirty properties were acquired in 2005 and 2006. On the expense side, Mr. Gould noted that operating expenses increased by 30.2% year versus year and 40.9% quarter versus quarter. A 28.8% increase in depreciation and amortization expense year over year and 28.4% quarter over quarter is directly related to the increase in the number of properties owned. General and administrative expenses increased by 26.8% year over year and by 14.7% quarter over quarter due to a number of factors, including (i) an increase in payroll and payroll related expenses, primarily resulting from a full year of compensation paid to our president and increases in staff, (ii) professional fees and expenses and expenses allocated to us under a shared services agreement (primarily for legal and accounting services) primarily resulting from an SEC investigation, and a concurrent investigation by the company's Audit Committee, property acquisition activities and an overall increase in the company's level of business, and (iii) an increase in compensation expense related to our restricted stock program. In addition, in 2006 the company expensed $490,000 for federal excise taxes, which is based on taxable income generated but not yet distributed. There was no comparable expense in 2005. Interest expense year versus year and quarter versus quarter increased by 28.3% and 31.8%, respectively, due to mortgage loans placed or assumed in 2005 and 2006 on acquired properties.

One Liberty Properties is a real estate investment trust and invests primarily in improved commercial real estate under long term net lease.

Certain information contained in this press release, including information with respect to factors which may improve our future results of operations and future acquisitions, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. We intend such forward looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Information regarding certain important factors that could cause actual outcomes or other events to differ materially from any such forward looking statements appear in the Company's Form 10-K for the year ended December 31, 2006. You should not rely on forward looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg
                  (516) 466-3100



                    ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)
                  (Amounts in Thousands, Except Per Share Data)

                                                                         Three Months Ended              Year Ended
                                                                             December 31,                December 31,
                                                                             ------------                ------------
                                                                         2006           2005          2006          2005
                                                                         ----           ----          ----          ----

Revenues:
     Rental income - Note 1                                            $ 8,911          $7,242       $33,370      $27,232
                                                                       -------          ------       -------      -------

Operating expenses:
     Depreciation and amortization                                       1,909           1,487         6,995        5,432
     General and administrative                                          1,079             941         5,250        4,140
     Federal excise tax                                                    490               -           490            -
     Real estate expenses                                                   68              67           270          344
     Leasehold rent                                                         77              77           308          308
                                                                       -------          ------       -------      -------
     Total operating expenses                                            3,623           2,572        13,313       10,224
                                                                       -------          ------       -------      -------

     Operating income                                                    5,288           4,670        20,057       17,008

Other income and expenses:
     Equity in (loss) earnings of unconsolidated
        joint ventures                                                  (5,200)            775        (3,276)       2,102
     Gain on disposition of real estate related to
        unconsolidated joint ventures                                   23,614               -        26,908            -
     Interest and other income                                             597              86           899          314
     Interest:
        Expense                                                         (3,370)         (2,557)      (12,524)      (9,764)
        Amortization of deferred financing costs                          (152)           (309)         (595)        (726)
     Gain on sale of air rights (in 2005) and other                          -               -           228       10,248
     Gain on sale of real estate                                             -               -           185            -
                                                                       -------          ------       -------      -------

Income from continuing operations                                       20,777           2,665        31,882       19,182
                                                                       -------          ------       -------      -------

   (Loss) income from discontinued operations                               (9)            196           883          193
   Net gain on sale of discontinued operations                           3,660             684         3,660        1,905
                                                                       -------          ------       -------      -------

Income from discontinued operations                                      3,651             880         4,543        2,098

Net income                                                            $ 24,428         $ 3,545      $ 36,425      $21,280
                                                                      ========         =======      ========      =======

Net income per common share (basic and diluted):
     Income from continuing operations                                $   2.09         $   .27      $   3.21       $  1.95
     Income from discontinued operations                                   .37             .09           .46           .21
                                                                      --------         -------      --------       -------
     Net income per common share                                      $   2.46         $   .36      $   3.67       $  2.16
                                                                      ========         =======      ========       =======

Funds from operations - Note 2                                        $   (840)        $ 4,772      $ 13,707       $26,658
                                                                      ========         =======      ========       =======

Funds from operations per common share -
     diluted - Note 3                                                 $   (.08)        $   .48      $   1.38       $  2.71
                                                                      ========         =======      ========       =======
Weighted average number of common shares outstanding:
     Basic                                                               9,963           9,863         9,931         9,838
                                                                      ========         =======      ========       =======
     Diluted                                                             9,963           9,868         9,934         9,843
                                                                      ========         =======      ========       =======

Note 1 - Rental income includes straight line rent accruals of $1,717 and $454, respectively, for the year and three months ended December 31, 2006 and $1,466 and $395, for the year and three months ended December 31, 2005, respectively.
-------------------------------------------------------------------------------



Note 2 - Funds from operations is summarized in the following table:

                                                                          Three Months Ended              Year Ended
                                                                             December 31,                 December 31,
                                                                             ------------                 ------------
                                                                         2006           2005          2006            2005
                                                                         ----           ----          ----            ----

   Net income                                                          $24,428         $ 3,545       $36,425        $21,280
   Add: depreciation of properties                                       1,909           1,545         7,091          5,905
   Add:  our share of depreciation in
      unconsolidated joint ventures                                         84             319           716          1,277
   Add: amortization of capitalized leasing
      expenses                                                              13              47            43            101
   Deduct: net gain on sale of real estate                              (3,660)           (684)       (3,660)        (1,905)
   Deduct: our share of net gain on sale
     in unconsolidated joint venture                                   (23,614)              -       (26,908)             -
                                                                      --------         -------       -------        -------
   Funds from operations (a)                                          $   (840)        $ 4,772       $13,707        $26,658
                                                                      ========         =======       =======        =======

Note 3 - Funds from operations per common share is summarized in the following table:

Net income                                                            $   2.46         $  .36       $   3.67        $  2.16
Add: depreciation of properties                                            .19            .16            .71            .60
Add: our share of depreciation in
      unconsolidated joint ventures                                        .01            .03            .08            .13
Add: amortization of capitalized leasing
      expenses                                                               -              -              -            .01
Deduct: net gain on sale of real estate                                   (.37)          (.07)          (.37)          (.19)
Deduct: our share of net gain on sale in
     unconsolidated joint venture                                        (2.37)             -          (2.71)             -
                                                                      --------        -------       --------        -------
Funds from operations per common share (a)                            $   (.08)       $   .48       $   1.38        $  2.71
                                                                      ========        =======       ========        =======



(a) Net of our share of the mortgage prepayment premium expense incurred in connection with the gain on sale in unconsolidated joint ventures of $5,300, or $.53, and $4,900, or $.49, for the year and three months ended December 31, 2006. Includes net gain on sale of air rights of $10,248, or $1.04, for the year ended December 31, 2005.

(b) We believe that FFO is a useful and a standard supplemental measure of theoperating performance for equity REITs and is used frequently by securities analysts, investors and other interested parties in evaluating equity REITs,many of which present FFO when reporting their operating results. FFO is intended to exclude GAAP historical cost depreciation and amortization of realestate assets, which assures that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, we believe that FFO provides a performance measure that when compared year over year, should reflect the impacton operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. We also consider FFO to be useful to us in evaluating potential property acquisitions.

              FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

              FFO does not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO does not represent cash flows from operating, investing or financing activities as defined by GAAP.